January 23, 2015
KEY FACTS – Fourth Quarter 2014
Delivering for Shareholders

Total Shareholder Return	2012	2013	2014
BNY Mellon	32.1%	38.6%	18.3%
11-Member Peer Group Median (a)	27.4%	38.9%	13.8%
S&P 500 Financials	28.7%	35.6%	15.2%
S&P 500 Index	16.0%	32.4%	13.7%
Positive Growth Trends

•	Strong fee income growth full-year 2014 (FY14) versus full-year 2013 (FY13)

◦	Investment Management fee income up 3%, FY14 versus FY13

◦	Investment Services fee income up 2%, FY14 versus FY13
Continued AUM and AUC/A Growth

•	AUM up 8% in 4Q14 versus 4Q13

◦	$48 billion of net long-term AUM inflows in FY14

•	AUC/A up 3% in 4Q14 versus 4Q13

◦	$536 billion of estimated AUC/A new business wins in FY14
Strong Expense Control

•	Significant progress on expense control in 4Q14 and FY14

◦	Adjusted expenses in 4Q14 decreased 5% year-over-year and 1% sequentially;
and decreased 2% FY14 versus FY13 (b)
Ongoing Initiatives to Streamline Organization

•	Numerous actions over time to streamline organization:

o Sold One Wall Street headquarters	o Sold equity investment in Wing Hang Bank
o Sold Investment Management JV (BNY Mellon Western Fund Management)	o Exited U.S. Derivatives Clearing (Futures Commission Merchant)
o Exiting Derivatives Sales and Trading	o Sold SourceNet Solutions
o Sold Newton Private Client business	o Sold Corporate Trust (Japan & Mexico)
o Exited Beta Transition Management	o Sold Shareowner Services
Continued Strong Capital Position and Return of Value to Shareholders

•	Strong capital position

•	Key capital ratios continue to be strong, ending 2014 with an estimated common equity tier 1 ratio, fully phased-in (Non-GAAP) under the Advanced Approach of 10.2% (b)

•	Combination of Investment Management and Investment Services positions us well for stress scenarios

•	Delivering high returns on tangible equity

◦	Achieved excellent return on tangible common equity of 20%, or 16% on an adjusted basis, in 4Q14 and 20%, or 18% on an adjusted basis in FY14 (b)

•	Repurchased 11.0 million common shares for $432 million in 4Q14 and 46.2 million common shares for $1.7 billion in FY14

•	Post financial crisis, our capital generation has enabled us to more than double tangible capital while also reducing shares outstanding to below pre-crisis levels

LTM = last twelve months; AUM = Assets Under Management; AUC/A = Assets Under Custody/Administration

(a)	For information about our 11-Member Peer Group, see page 32 of our Proxy Statement dated March 7, 2014.

(b)
This fact sheet includes Non-GAAP measures. These measures are used by management to monitor financial performance and are useful to the investment community in analyzing financial results and trends of ongoing operations.  For a reconciliation of these measures and further information, see “Supplemental information – Explanation of GAAP and Non-GAAP Financial Measures” in BNY Mellon’s Quarterly Earnings Release dated January 23, 2015, furnished as an exhibit to the Current Report on Form 8-K to which this fact sheet is furnished as an exhibit.

This fact sheet may contain forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995, including our estimated capital ratios, preliminary business metrics and our positioning for stress scenarios. These statements, which may be expressed in a variety of ways, include the use of future or present tense language. These statements and other forward-looking statements contained in other public disclosures of BNY Mellon, are based upon current beliefs and expectations and are subject to significant risks and uncertainties (some of which are beyond BNY Mellon’s control). Factors that could cause BNY Mellon’s results to differ materially from those described in the forward-looking statements can be found in the risk factors set forth in BNY Mellon’s Annual Report on Form 10-K for the year ended Dec. 31, 2013 and its other filings with the Securities and Exchange Commission. All forward-looking statements in this fact sheet speak only as of January 23, 2015 and BNY Mellon undertakes no obligation to update any forward-looking statement to reflect events or circumstances after that date or to reflect the occurrence of unanticipated events.
Additional information about BNY Mellon is available in our annual report on Form 10-K, proxy statement, quarterly reports on Form 10-Q and our current reports on Form 8-K filed with the SEC, available at www.sec.gov.